UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2016

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor’s Hill Drive
Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 10, 2016, Vantiv, Inc. (the “Company”) through certain of its subsidiaries entered into a Purchase and Sale Agreement (the “Transaction Agreement”) by and among; National Processing Company, a Nebraska corporation and majority-owned subsidiary of the Company (“National Processing”); Moneris Solutions Corporation, a Canada corporation (“Seller”) and the owner of all of the issued and outstanding equity interests of Moneris Solutions, Inc., a Delaware corporation (“Moneris U.S.A.”); and Vantiv, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“Vantiv, LLC”), as guarantor of National Processing’s obligations under the Transaction Agreement.
The Transaction Agreement provides that National Processing will purchase from Seller all of the issued and outstanding shares of Moneris U.S.A. (the “Transaction”). Following the consummation of the Transaction (the “Closing”), National Processing will own 100% of the issued and outstanding shares of Moneris U.S.A.
Subject to the terms and conditions set forth in the Transaction Agreement, the Company will pay $425,000,000 in cash for all of the issued and outstanding shares of Moneris U.S.A. subject to certain adjustments for, among other things, an incentive adjustment, cash on hand at Moneris U.S.A. at the Closing, certain transaction expenses to be paid by the Company at the Closing, indebtedness of Moneris U.S.A. to be repaid by the Company at the Closing, and any excess or shortfall in working capital at Moneris U.S.A. at the Closing, as applicable.
The Transaction Agreement contains customary representations and warranties from Seller, on the one hand, and National Processing, on the other hand, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of the Moneris U.S.A. business during the interim period between the execution of the Transaction Agreement and the Closing, (2) the Company’s obligations relating to obtaining clearance of the transaction under the HSR Antitrust Improvements Act, and (3) obligations relating to providing cooperation in connection with the Transaction.
Completion of the Transaction is subject to certain customary conditions, including (1) the expiration of any waiting period applicable to the Transaction under the HSR Antitrust Improvements Act (or early termination thereof), (2) the absence of any law or order prohibiting the consummation of the Transaction, (3) subject to certain exceptions, the accuracy of the representations and warranties of the other party subject to a material adverse effect standard (as defined in the Transaction Agreement), (4) material compliance by the other party of its obligations under the Transaction Agreement, and (5) the absence of a material adverse effect or specified catastrophic data compromise event at Moneris U.S.A. following the date of the Transaction Agreement.
The Transaction Agreement provides certain termination rights for both the Company and Seller. Upon termination of the Transaction Agreement, each party is relieved of its duties and obligations under the Transaction Agreement (other than certain limited and customary obligations that survive termination), except that no termination will relieve any party from liability arising from any willful breach of the Transaction Agreement.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 10, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: November 10, 2016	By:	/s/ Nelson F. Greene
		Name:	Nelson F. Greene
		Title:	Chief Legal and Corporate Services Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 10, 2016

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